                                                                       EXHIBIT 9



                     Statement of New England Variable Life

                         Insurance Company Pursuant to

                        Rule 27d-2 Under the Investment

                              Company Act of 1940



     The undersigned hereby states that on a monthly basis throughout its fiscal year ended December 31, 1982, it has met the requirements of Rule 27d-2(a)(1) under the Investment Company Act of 1940.



                                        NEW ENGLAND VARIABLE
                                        LIFE INSURANCE COMPANY



                                        By:  Chester R. Frost
                                        Vice President-Controller


July 13, 1983